UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2018

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

As previously disclosed, on July 2, 2018, Catalent Pharma Solutions, Inc. (“CPS”), a subsidiary of Catalent, Inc. (the “Company”), Catalent Boston, Inc., a wholly owned subsidiary of CPS (“Merger Sub”), and Juniper Pharmaceuticals, Inc., a Delaware corporation (“Target”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) for the acquisition of Target by CPS.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub commenced a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of Target (“Target Stock”) at a price per share equal to $11.50 (the “Offer Price”), net to the seller in cash, without interest, subject to any required tax withholding.

At 12:00 midnight, New York City time, at the end of Monday, August 13, 2018, the Offer expired. American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Merger Sub that, as of the expiration of the Offer, a total of 9,285,239 shares of Target Stock, representing approximately 82% of the currently outstanding shares of Target Stock, were validly tendered and not withdrawn in the Offer, including 144,141 shares of Target Stock tendered pursuant to guaranteed delivery procedures. As of the expiration of the Offer, the number of shares of Target Stock validly tendered and not validly withdrawn pursuant to the Offer satisfied the minimum tender condition of the Offer, and all other conditions to the Offer were satisfied. Immediately after the expiration of the Offer, Purchaser irrevocably accepted for payment, and will promptly pay for, all Shares that were validly tendered and not validly withdrawn prior to the expiration of the Offer.

Following completion of the Offer, on August 14, 2018, CPS completed the acquisition of Target through the merger of Merger Sub with and into Target in accordance with Section 251(h) of the Delaware General Corporation Law (the “Merger”). At the effective time of the Merger, the separate corporate existence of Merger Sub ceased and Target became a wholly owned subsidiary of CPS.

In connection with the closing of the Offer and the Merger, CPS paid aggregate consideration of approximately $130 million for the Target Stock, not including related transaction fees and expenses. CPS funded these payments with available cash on hand.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2018 and is incorporated herein by reference.

Except for the Merger Agreement and the transactions contemplated thereby, none of the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer had any material relationship with Target or any of the stockholders of Target prior to the transactions described above.

On August 14, 2018, the Company and Target issued a joint press release relating to the expiration and results of the Offer and the anticipated timing of the Merger. A copy of that joint press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain both historical and forward-looking statements. These forward-looking statements generally can be identified because they relate to the topics set forth above or by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: litigation relating to the transaction; other unanticipated events may make it more difficult to realize the anticipated benefits of the transaction; participation in a highly competitive market and increased competition may adversely affect the business of the Company; demand for the Company’s offerings which depends in part on their customers’ research and development and the clinical success of their products; failure to comply with existing and future regulatory requirements; failure to provide quality offerings to customers could have an adverse effect on the business and subject it to regulatory actions and costly litigation; problems providing the highly exacting and complex services or support required; global economic, political and regulatory risks to the operations of the Company; inability to enhance existing or introduce new technology or service offerings in a timely manner; inadequate patents, copyrights, trademarks and other forms of intellectual property protections; changes in market access or healthcare reimbursement in the United States or internationally; fluctuations in the exchange rate of the U.S. dollar and other foreign currencies including as a result of the recent U.K. referendum to exit from the European Union; adverse tax legislation initiatives or challenges to the Company’s tax positions; loss of key personnel; risks generally associated with information systems; inability to complete any future acquisition or other transactions that may complement or expand the business of the Company or divest of non-strategic businesses or assets and the Company’s ability to successfully integrate acquired business, including Target, and realize anticipated benefits of such acquisitions; offerings and customers’ products that may infringe on the intellectual property rights of third parties; environmental, health and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations; additional cash contributions required to fund the Company’s existing pension plans; substantial leverage resulting in the limited ability of the Company to raise additional capital to fund operations and react to changes in the economy or in the industry, exposure to interest rate risk to the extent of the Company’s variable rate debt and preventing the Company from meeting its obligations under its indebtedness. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed August 28, 2017 with the SEC. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or as of the date they are made, and the Company does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Joint Press Release issued on August 14, 2018 by Catalent, Inc. and Juniper Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Senior Vice President, General Counsel and Secretary

Date: August 14, 2018